Exhibit 6(a)

MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT

This Membership Interest Assignment Agreement (this "Agreement") is made as of the 5th day of March, 2018 (the "Effective Date") by and among Dallas Jenkins (the "Assignor") and The Chosen Productions, LLC (the "Assignee"), a Utah limited liability company.

RECITALS

A.
Assignor is the owner and holder of 49% of the membership interest in The Chosen, LLC, a Utah limited liability company (the "Company") (together with any and all claims, title, interests, entitlements, capital account balances, distributions and other rights related to such membership interest, the “Membership Interest”).

B.
Assignor desires to assign, and Assignee desires to accept from Assignor, all of Assignor's right, title and interest to the Membership Interest in (the "Acquired Interest").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

ARTICLE 1. PURCHASE OF INTEREST; CONSIDERATION

1.1 Assignment of Acquired Interest; Purchase Price; Payment Methodology. In accordance with the Recitals set forth above, which Recitals are incorporated into this Agreement and made a part thereof, Assignor hereby assigns, and Assignee agrees to accept, the Acquired Interest on the terms and conditions set forth herein. As consideration for the sale, Assignee will issue to Assignor a 49% membership interest in the Assignee (the “Consideration”). The Consideration shall be issued as of the date Agreement and upon the execution of a counterpart signature page to operating agreement of the Assignee by Assignor. Upon delivery of such counterpart signature page, the operating agreement of the Assignee shall be amended as of such date to reflect the issuance of the Consideration

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

2.1           Assignor's Representations and Warranties. As a material inducement to Assignee to execute this Agreement and consummate the transactions contemplated hereby Assignor represents and warrants to Assignee with respect to the Acquired Interest and Company that:

(a)           Assignor is the owner and holder of 49% of the membership interests in Company. The Acquired Interest is free and clear of any encumbrances, including, but not limited to, any and all security interests, pledges, liens, charges, charging orders, claims, purchase options or other encumbrances or restrictions of any kind, including, without limitation, any restriction on the use, transfer, receipt of income or other exercise of any attribute of ownership, and is otherwise subject only to restrictions on transfer imposed under applicable U.S. federal and state securities Laws and the operating agreement of the Company (the “Company Agreement”). Based on Assignor’s knowledge and belief, the Acquired Interest has been duly and validly issued. Except as contemplated by this Agreement or the Company Agreement, there exists no agreement, arrangement or obligation (actual or contingent) to issue, transfer, redeem, repay or repurchase the Acquired Interest or any portion thereof.

(b)           The Acquired Interest represents the entirety of the membership interest in the Company held by the Assignor.

(c)           Other than as provided in the Company Agreement, there are no options, warrants, stock appreciation rights, pre-emptive rights, subscriptions, contribution rights, convertible securities, or other rights or other agreements or commitments of any character whatsoever which are an obligation of Assignor to issue, transfer or sell any securities exercisable for, or otherwise evidencing a right to acquire, any interests of any kind in Company (except the rights of Assignee under this Agreement).

(d)           Assignor is acquiring the Consideration for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof. Assignor understands that the Consideration has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.2           Assignee's Representations and Warranties. As a material inducement to Assignor to execute this Agreement and consummate the transactions contemplated hereby, Assignee represents and warrants to Assignor that:

(a)           All action on the part of Assignee has been taken or will be taken prior to the closing. This Agreement constitutes a legally binding and valid obligation of Assignee enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The execution and delivery of this Agreement by Assignee and the performance by Assignee of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (x) any provision of Assignee’s operating agreement; (y) any provision of any judgment, decree or order to which Assignee is a party or by which it or its property or assets are bound; or (z) any laws applicable to Assignee or its property or assets.

(c)           The execution and delivery of this Agreement by Assignee and the performance by Assignee of its obligations pursuant hereto will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any material contract or agreement to which Assignee is a party.

(d)           The execution, delivery and performance by Assignee of this Agreement does not require the consent, approval, notice, clearance, waiver, order or authorization of any person, entity, or governmental or similar authority that has not been obtained or given.

(e)           Assignee is acquiring the Acquired Interest for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof. Assignee understands that the Acquired Interest has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE 3. MISCELLANEOUS

3.1           Parties Bound. No party may assign this Agreement without the prior written consent of the other party, and any such prohibited assignment shall be void. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, permitted assigns, heirs, and devises of the parties.

3.2           Governing Law. This Agreement shall, in all respects, be governed and enforced in accordance with the laws of the State of Utah.

3.3           No Third-Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any Person as a third-party beneficiary, decree, or otherwise.

3.4           Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party on or prior to the Effective Date, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Acquired Interest to Assignee.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

ASSIGNOR:

/s/ Dallas Jenkins
Name: Dallas Jenkins

ASSIGNEE:

The Chosen Productions, LLC

By: /s/ Derral Eves
Derral Eves, Manager

[Signature Page to, LLC Membership Interest Assignment Agreement]